EXHIBIT 99.2


                                [GRAPHIC OMITTED]
NEWS

For Immediate Release                          From MasTec, Inc.
May 28, 1998                                   3155 N.W. 77th Avenue, Suite 135
                                               Miami, Florida 33122-1205
                                               Tel :    (305) 599-1800
                                               Fax :    (305) 406-1908
                                               For more information contact:
                                               Investor Relations Department
                                               invrels@mastec.com

MASTEC, INC. ANNOUNCES SEVEN ACQUISITIONS SINCE FEBRUARY 1998

MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today that it has completed the acquisition of seven domestic telecommunications and other utility construction companies since February 1998. The seven U.S. acquisitions consist of Stackhouse, Inc. based in Goldsboro, North Carolina, C & S Directional Boring, Inc. of Purcell, Oklahoma, Lessard-Nyren Utilities, Inc. of Hugo, Minnesota, the assets of P & E Electric Co. of Nashville, Tennessee, Office Communications Systems, Inc. of Inglewood, California, Electronic Equipment Analyzers, Inc. of Raleigh, North Carolina, and Cotton & Taylor of Las Vegas, Nevada.

Jorge Mas, Chairman and Chief Executive Officer, said: "Over the past few years, we have pursued an acquisition strategy that would provide us with the critical mass necessary to pursue our business at a higher level. These acquisitions provide us with the resources to provide our customers complete turnkey services on a regional and even national scale."

Opening the Lines of Communication/registered mark/ worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information, please visit our web site at www.mastec.com.

         CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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